AMENDMENT NUMBER 1 TO
INVESTOR REGISTRATION RIGHTS AGREEMENT

 THIS AMENDMENT AGREEMENT (the “Amendment”) is entered into as of January 5, 2007, between TITAN GLOBAL HOLDINGS, INC., a corporation organized and existing under the laws of the State of Nevada (the “Company”), and CORNELL CAPITAL PARTNERS, LP a Delaware limited partnership (the “Investor”).

WHEREAS, the Company and the Investor are parties to a certain Investor Registration Rights Agreement dated as of October 9, 2006 (the “Agreement”); and

WHEREAS, the parties wish to amend the Agreement as set forth below.

NOW, THEREFORE, it is agreed:

I.	Amendments.

A. Section 2(a). Section 2(a) of the Agreement is hereby deleted in its entirety and the following language shall replace said Section 2(a) of the Agreement:

Section 2(a): Subject to the terms and conditions of this Agreement, the Company shall prepare and file, no later than January 31, 2007 (the “Scheduled Filing Deadline”), with the SEC a registration statement on Form S-1 or SB-2 (or, if the Company is then eligible, on Form S-3) under the Securities Act (the “Initial Registration Statement”) for the resale by the Investors of the Registrable Securities, which includes at least 3,600,000 shares of Common Stock to be issued upon conversion of the Convertible Debentures, 500,000 Warrant Shares and the 15,000 Buyer’s Shares. The Company shall cause the Registration Statement to remain effective until all of the Registrable Securities have been sold. Prior to the filing of the Registration Statement with the SEC, the Company shall furnish a copy of the Initial Registration Statement to the Investors for their review and comment. The Investors shall furnish comments on the Initial Registration Statement to the Company within twenty-four (24) hours of the receipt thereof from the Company.

B. Section 2(b). Section 2(b) Agreement is hereby deleted in its entirety and the following language shall replace said Section 2(b) of the Agreement:

Section 2(b): “Effectiveness of the Initial Registration Statement. The Company shall use its best efforts (i) to have the Initial Registration Statement declared effective by the SEC no later than March 31, 2007 (the “Scheduled Effective Deadline”) and (ii) to insure that the Initial Registration Statement and any subsequent Registration Statement remains in effect until all of the Registrable Securities have been sold, subject to the terms and conditions of this Agreement.

II.	Miscellaneous.

A.	Except as provided hereinabove, all of the terms and conditions contained in the Agreement shall remain unchanged and in full force and effect.

B.	This Amendment is made pursuant to and in accordance with the terms and conditions of the Agreement.

C.	All capitalized but not defined terms used herein shall have those meanings ascribed to them in the Agreement.

D.	All provisions in the Agreement and any amendments, schedules or exhibits thereto in conflict with this Amendment shall be and hereby are changed to conform to this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:
TITAN GLOBAL HOLDINGS, INC.

By: /s/ Bryan M. Chance
Name Bryan M. Chance
Title: President & CEO

CORNELL CAPITAL PARTNERS, LP
By: Yorkville Advisors LLC
Its: General Partner

By: /s/ Mark A. Angelo
Name Mark A. Angelo
Title: Portfolio Manager